UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JANUARY 3, 2007

                           ENZON PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                   333-137723
                            (Commission File Number)

          DELAWARE                                  22-2372868
  (State or other jurisdiction of      (I.R.S. Employer Identification No.)
   incorporation)

                    685 ROUTE 202/206, BRIDGEWATER, NJ 08807
             (Address of principal executive offices, with zip code)

                                 (908) 541-8600
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01         OTHER EVENTS.

Enzon Pharmaceuticals, Inc. today announced it entered into an agreement with Ovation Pharmaceuticals, Inc. for the supply of the active ingredient used in the production of Enzon's Oncaspar(R). Oncaspar is a form of L-asparaginase enhanced with Enzon's PEGylation technology for the treatment of Acute Lymphoblastic Leukemia or ALL. The existing supply agreement with Ovation expired on December 31, 2006. Under the new agreement, Ovation has agreed to supply a sufficient quantity of L-asparaginase material through 2009. In addition, Enzon will make an upfront payment of $17.5 million for a non-exclusive license to the cell line which is owned by Ovation and from which the L-asparaginase material is currently sourced and $2.5 million for additional product inventory. Beyond the initial upfront payment, the company will purchase additional supply through 2009. Enzon has committed to effectuate a technology transfer of the cell line and manufacturing to its own supplier by December 31, 2009 in order to ensure long term availability of the L-asparaginase material. In connection with the above transaction, Enzon incurred, in the fiscal year ended December 31, 2006, legal costs estimated to be approximately $7 million.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENZON PHARMACEUTICALS, INC.

Date:  January 4, 2007                 By:  /s/ Craig A. Tooman
                                                Craig A. Tooman
                                                Executive Vice President Finance
                                                and Chief Financial Officer



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